BY-LAWS
                                      of
                            NRM Investment Company

                         (A Pennsylvania Corporation)
                   (as amended through September 10, 1979)

                     Section 1. MEETINGS OF SHAREHOLDERS

     Section 1.01. Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place, within the Commonwealth or Pennsylvania or elsewhere, as may be fixed by the Board of Directors. If no place is so fixed, they shall be held at the office of the Corporation in

     Section 1.02. Annual Meeting. The annual meeting of shareholders, for the election of directors and the transaction of any other business which may be brought before the meeting, shall be held, unless the Board of Directors shall fix some other hour or date therefor, at 10 o'clock A.M. on the second Tuesday in July in each year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding secular day not a legal holiday under the laws of Pennsylvania. If for any reason such meeting is not held at the time fixed therefor, such election may be held at subsequent a meeting called for that purpose.

     Section 1.03. Notice of Meetings. Notice of every annual meeting of shareholders shall be given by the Secretary.

     Notice of all meetings of shareholders shall be given to each shareholder of record entitle to vote at the meeting, at least ten days prior to the day named for the meeting, unless a greater period of notice is by law required in a particular case.

     Section 1.04. Organization. At every meeting of the shareholders, the President, or in his absence, a Vice President, or in the absence of the President and all the Vice Presidents, a chairman chosen by the shareholders, share act as chairman; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

     Section 1.05. Voting. Except as otherwise specified herein or in the Articles or provided by law, all matters shall be decided by the vote of the shareholders present, in person or by proxy, entitled to cast at least a majority of the vote which all shareholders present are entitled to cast, although such vote be less than a majority of the votes which all the shareholders entitled to vote thereon would be entitled to cast.


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     In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

     Section 1.06. Participation in Meetings. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

                             Section 2. DIRECTORS

     Section 2.01. Number and Term of Office. The number of directors of the Corporation shall be three. Each director shall be elected for the term of one year, except that the first directors of the Corporation shall serve only until the first annual meeting.

     Section 2.02. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make effective.

     Section 2.03. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meeting of the Board of Directors.

     Section 2.04. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by standing resolution of the Board. Notice of such meeting need not be given. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of Board. At such meetings the directors may transact such business as may be brought before the meeting.


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     Section 2.05. Special Meetings. Special meetings of the Board of
Directors may be called by the President, by a Vice President, or by two or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting. Written notice of each special meeting shall be given, by or at the direction of the person or persons authorized to call such meeting, to each director, at least one day prior to the day named for the meeting.

     Section 2.06. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board or the President, a Vice President, or in the absence of the Chairman of the Board, the President, and all the Vice Presidents, a chairman chosen by a majority of the directors present. The Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

     Section 2.07. Participation in Meetings. One or more directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     Section 2.08. Compensation of Directors. Each director shall be entitled to receive a fee, in such amount, if any, as may from time to time be fixed by the Board of Directors, for each meeting of the Board or any committee thereof, regular or special, attended by him. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in travelling to and from the place of each meeting of the Board or any such committee.

                              Section 3. COMMITTEES

     Section 3.01. Executive Committee. If an Executive Committee or one or more other committees is or are designated by the Board of Directors to exercise the authority of the Board in the management of the Corporation, such committee(s) shall keep regular minutes of its or their proceedings and report the same to the Board at each regular meeting.

     Section 3.02. Other Committees. The Board of Directors may, at any time and from time to time, appoint such standing committees and/or special committees, consisting of directors or others, to perform such duties and make such investigations and reports as the Board shall by resolution determine. Such committees shall determine their

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own organization and times and places of meeting, unless otherwise directed by such resolution.

                               Section 4. OFFICERS

     Section 4.01. Number. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and may include a Chairman of the Board and one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.

     Section 4.02. Qualifications. The officers shall be natural persons of full age.

     Section 4.03. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers or fill vacancies among the officers at any other meeting. Subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

     Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.05. Chairman of the Board. If there is a Chairman of the Board, he shall preside at the meetings of the Board. Such Chairman shall also perform such other duties as may be specified by the Board from time to time as do not conflict with the duties of the President.

     Section 4.06. The President. The President shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.


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     Section 4.07. The Vice Presidents. In the absence or disability of the
President or when so directed by the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairmen of any special committee of which the President is a member or chairman by designation or ex-officio, except when designated by the Board. The Vice Presidents shall perform such other duties as from time to time may be assigned to the respectively by the Board or the President.

     Section 4.08. The Secretary. The Secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the Board and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties as may from time to time be assigned to him by the Board or the President.

     Section 4.09. Assistant Secretaries. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to the respectively by the Board of Directors, the President, or the Secretary.

     Section 4.10. The Treasurer. The Treasurer shall have charge of all the receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board or the President.

     Section 4.11. Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurer shall perform such other

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duties as from time to time may be assigned to the respectively by the Board of Directors, the President, or the Treasurer.

     Section 4.12. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board to do so. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

     Additional compensation, fixed as above provided, may be paid to any officers or employees for any year or years, based upon the success of the operations of the Corporation during such year.


             Section 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 5.01. Right to Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, as follows:

        (a) if the action, suit or proceeding is not by or in the right of the Corporation

           (1) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith to the extent that he has been successful on the merits or otherwise in defense of such action, suit or proceeding, or of any claim, issue or matter therein, and

           (2) against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or it equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.


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        (b) if the action, suit or proceeding is by or in the right of the
Corporation

           (1) against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith to the extent that he has been successful on the merits or otherwise in defense of such action, suit or proceeding, or of any claim, issue or matter therein, and

           (2) against expenses (including attorneys' fees), judgements and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement thereof if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that a court of common pleas of the county in which the registered office of the Corporation is located or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

     Section 5.02. Procedure to be Followed. Any indemnification under paragraph (a) (2) or (b) (2) of Section 5.01. (unless ordered by a court or made pursuant to a determination by a court hereinafter provided) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraph (a) (2) or (b) (2). Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel not in the employ of the corporation (who may be retained as general counsel for the corporation) in a written opinion, or (c) by the shareholders. In absence of a determination that indemnification is proper as aforesaid, the director or officer may apply to a court of common pleas of the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought, which shall determine whether the director or officer has met the applicable standard of conduct set forth in such paragraph (a) (2) or (b) (2). If the court shall determine that he has, indemnification shall be made under such paragraph (a) (2) or (b) (2).


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     Section 5.03. Payment of Expense in Advance. Expenses incurred in defending an action, suit or proceeding referred to in Section 5.01 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors or by a court, in a manner provided in Section 5.02, upon receipt of an undertaking by or on behalf of the director or officer (regardless of his financial responsibility) to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     Section 5.04. Other Rights. The indemnification provided by these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise both as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 5.05 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation , partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws.

     Section 5.06. Exception. Anything in this Section _% to the contrary notwithstanding, no indemnification shall be required or permitted hereunder in the case of an action against a defendant for profits realized from purchases and sales within a period of less than 6 months under Section 16(b) of the Securities Exchange Act of 1934.


                Section 6. BORROWING, DEPOSITS, PROXIES, ETC.

     Section 6.01. Borrowing, etc. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.


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     Section 6.02. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board shall from time to time determine.

     Section 6.03. Proxies. Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may include such officer himself), in the name and behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as he may deem necessary or proper in the premises.


                   Section 7. SHARE CERTIFICATES; TRANSFER

     Section 7.01. Share Certificates. Share certificates shall be signed by the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but, to the extent permitted by law, such signatures may be facsimiles, engraved or printed.

     Section 7.02. Transfer of Shares. Transfer of share certificates and the shares represented thereby shall be made only on books of the Corporation by the owner thereof or by his attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the share certificates.

     Section 7.03. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain, in the Commonwealth of Pennsylvania, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the shares of the Corporation shall be transferable, and also one or more registry offices, each in charge of a Registrar designated by the Board, where such shares shall be registered; and no certificates for shares of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer

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Agent and registered by such Registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates.

     Section 7.04. Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorized the issue of new share certificates in lieu of share certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

                          Section 8. FINANCIAL REPORTS

     Section 8.01. The directors of the Corporation shall not be required to cause to be sent to the shareholders annual financial statements under
Section 318 of the Business Corporation Law of the Commonwealth of Pennsylvania; and any financial statements which the directors in their discretion may cause to be sent to the shareholders need not be examined by an independent certified public accountant or by a firm thereof, or accompanied by such accountant's or firm's opinion thereon.

                            Section 9. AMENDMENTS

     Section 9.01. Any or all of the provisions of these By-Laws, whether contractual in nature or merely regulatory of the internal affairs of the Corporation, may be amended or repealed (a) except as otherwise provided in the Business Corporation Law, by a majority vote of the members of the Board of Directors, or (b) by vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting duly convened after notice of such purpose to the directors or shareholders, as the case may be.

     No provision of these By-Laws shall vest any property right in any shareholder.

                            Section 10. MISCELLANEOUS

     Nothing in these By-Laws shall protect or purport to protect any director of officer of the Corporation against any liability to the Corporation or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.